UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 14, 2023
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 14, 2023, the Compensation Committee of the Company’s Board of Directors (the “Committee”) approved a new Change in Control and Severance Policy (the “Policy”), which provides a standardized approach for the receipt of severance and change in control payments and benefits by certain employees of the Company and its subsidiaries that are designated as participants in the Policy by the Committee (“Eligible Employees”). Eligible Employees will include the Company’s named executive officers.

Under the Policy, if, within the period beginning on and ending 12 months following a “change in control” (such period, the “Change in Control Period”), we terminate the employment of the applicable Eligible Employee other than for “cause,” death or “disability,” or the Eligible Employee resigns for “good reason” (as such terms are defined in the Policy) (in each case, an “Involuntary Termination”) and, within 60 days following the Eligible Employee’s termination, the Eligible Employee executes an irrevocable separation agreement and release of claims (the “Release Requirement”), the Eligible Employee is entitled to receive from the Company (i) a lump sum severance payment equal to 100% of Eligible Employee’s annual base salary, (ii) a lump sum payment equal to 100% of the target bonus in effect for the fiscal year in which such termination occurs, prorated for the number of full months of employment occurring during the year of termination, (iii) payment or reimbursement for medical insurance premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for up to 12 months, and (iv) accelerated vesting as to 100% of the Eligible Employee’s outstanding unvested equity awards that are subject to time-based vesting.

In addition, under the Policy, if an Eligible Employee experiences a termination of employment other than for cause, death or disability outside of a Change in Control Period, then, subject to the Release Requirement, the Eligible Employee is entitled to receive (i) continuing payments of severance pay at a rate equal to the aggregate amount of the Eligible Employee’s base salary over 6 months, and (ii) payment or reimbursement for medical insurance premiums under COBRA for up to 6 months.

The Policy has a term of 3-years generally and auto-renews for additional 1-year terms unless the Company elects to non-renew the policy within 60 days prior to the end of the term.

The foregoing description of the terms of the Policy does not purport to be complete and is qualified in its entirety by the full text of the Policy, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Aurora Innovation, Inc. Change in Control and Severance Policy.

104	Cover Page Interactive Data File.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: August 18, 2023

AURORA INNOVATION, INC.

By:	/s/ David Maday
Name:	David Maday
Title:	Chief Financial Officer